As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Old National Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1539838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Main Street

Evansville, Indiana 47708

(812) 464-1294

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

OLD NATIONAL BANCORP 2026 EQUITY COMPENSATION PLAN

(Full title of the plan)

Nicholas J. Chulos, Esq. Executive Vice President, Chief Legal Officer and Corporate Secretary Old National Bancorp One Main Street Evansville, Indiana 47708 (812) 464-1294

Michael D. Ebner, Esq.

Senior Vice President

Senior Assistant General Counsel

Old National Bancorp

One Main Street

Evansville, Indiana 47708

(812) 464-1294

(Name, address, including zip code, of agent for service)

Alison LaBruyere, Esq. Squire Patton Boggs (US) LLP 1230 Peachtree Street NE Suite 2200 Atlanta, GA 30309 (678) 272-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to the participants in the 2026 Equity Compensation Plan of Old National Bancorp (the “Company” or the “Registrant”) covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended the (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 19, 2026;

(2)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the SEC on April 29, 2026;

(3)	The Company’s Current Reports on Form 8-K, as filed with the SEC on January 29, 2026, February 19, 2026, May 13, 2026 and May 18, 2026; and

(4)	The description of the Company’s Capital Stock set forth in the Company’s registration statement on Form 8-A, filed on February 14, 2022, as updated by Exhibit 4.1 to the Company’s Form 10-K as filed with the SEC on February 19, 2026 pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is an Indiana corporation. The Registrant’s directors and officers are and will be indemnified against certain liabilities under Indiana law, the Registrant’s Fifth Amended and Restated Articles of Incorporation, as amended (the “Articles”), and the Registrant’s Amended and Restated By-Laws. Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Registrant’s Articles do not contain any provision limiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee, or agent who is made a party to a proceeding because the person was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if (1) the individual’s conduct was in good faith, and (2) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful, or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Registrant’s Articles require it to provide indemnification to its directors and officers to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. The Registrant’s Articles also authorize it to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust, or other entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the IBCL. The Registrant currently maintains directors and officers liability insurance. The Registrant’s Amended and Restated By-Laws contain indemnification provisions substantially to the same effect as set forth in the Registrant’s Articles.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Fifth Amended and Restated Articles of Incorporation of Old National Bancorp, amended April 30, 2020 (incorporated by reference to Exhibit 3.1 of Old National Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2020).

4.2	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National Bancorp authorizing additional shares of Old National capital stock (incorporated by reference to Exhibit 3.2 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.3	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National Bancorp designating the Old National Series A Preferred Stock (incorporated by reference to Exhibit 3.3 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.4	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National Bancorp designating the Old National Series C Preferred Stock (incorporated by reference to Exhibit 3.4 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.5	Amended and Restated By-Laws of Old National Bancorp, amended February 18, 2026 (incorporated by reference to Exhibit 3.1 of Old National Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2026).

4.6	2026 Equity Compensation Plan (incorporated by reference to Appendix 1 of the Registrant’s definitive proxy statement, filed with the Securities and Exchange Commission on April 2, 2026).

5.1*	Opinion of Counsel.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 28, 2026.

OLD NATIONAL BANCORP

By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President,
Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John V. Moran, IV and Nicholas J. Chulos, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ James C. Ryan, III James C. Ryan, III	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	May 28, 2026

/s/ John V. Moran, IV John V. Moran, IV	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 28, 2026

/s/ Angela L. Putnam Angela L. Putnam	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 28, 2026

/s/ Barbara A. Boigegrain Barbara A. Boigegrain	Director	May 28, 2026

/s/ Thomas L. Brown Thomas L. Brown	Director	May 28, 2026

/s/ Kathryn J. Hayley Kathryn J. Hayley	Director	May 28, 2026

/s/ Peter J. Henseler Peter J. Henseler	Director	May 28, 2026

/s/ Daniel S. Hermann Daniel S. Hermann	Lead Independent Director	May 28, 2026

/s/ Ryan C. Kitchell Ryan C. Kitchell	Director	May 28, 2026

/s/ Daniel C. Reardon Daniel C. Reardon	Director	May 28, 2026

/s/ Thomas E. Salmon Thomas E. Salmon	Director	May 28, 2026

/s/ Michael J. Small Michael J. Small	Director	May 28, 2026

/s/ Derrick J. Stewart Derrick J. Stewart	Director	May 28, 2026

/s/ Katherine E. White Katherine E. White	Director	May 28, 2026